UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.         )

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Allegiance Bancshares, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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March 15, 2018

Dear Fellow Shareholder:

On behalf of our Board of Directors, I invite you to attend the 2018 Annual Meeting of Shareholders to be held at The Houstonian Hotel at 111 North Post Oak Lane, Houston, Texas 77024 on Friday, April 27, 2018, at 1:00 p.m., Central Time.

The purposes of the meeting are set forth in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement. Additionally, we will review our operating results for 2017 and discuss our thoughts on the year ahead.

Whether or not you plan to attend the meeting, it is important that your shares be represented. Please take a moment to complete, date, sign and return the enclosed proxy card as soon as possible, or use Internet or telephone voting according to the instructions on the proxy card. You may also attend and vote in person at the meeting.

We appreciate your continued support of our company and look forward to seeing you at the 2018 Annual Meeting.

Sincerely,

George Martinez
Chairman of the Board and Chief Executive Officer

8847 West Sam Houston Parkway, N., Suite 200
Houston, Texas 77040
(281) 894-3200
______________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
______________________________

To the shareholders of Allegiance Bancshares, Inc.:

The 2018 Annual Meeting of Shareholders (the "annual meeting") of Allegiance Bancshares, Inc. (the "Company") will be held on Friday, April 27, 2018, at 1:00 p.m., Central Time, at The Houstonian Hotel, 111 North Post Oak Lane, Houston, Texas 77024 for the following purposes:

1.
To elect one (1) Class II director and five (5) Class III directors to serve on the board of directors of the Company until the Company’s 2020 and 2021 annual meeting of shareholders, respectively, and each until their respective successor or successors are duly elected and qualified or until their earlier resignation or removal;

2.	To ratify the appointment of Crowe Horwath LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2018; and

3.	To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

     Only shareholders of record at the close of business on March 1, 2018, will be entitled to receive notice of and to vote at the annual meeting. For instructions on voting, please refer to the enclosed proxy card or voting information form. A list of shareholders entitled to vote at the annual meeting will be available for inspection by any shareholder at the principal office of the Company during ordinary business hours for a period of ten days prior to the annual meeting. This list also will be available to shareholders at the annual meeting.

In accordance with the "Notice and Access" rules adopted by the U.S. Securities and Exchange Commission, we have elected to provide our shareholders access to our proxy materials by posting such documents on the Internet. Accordingly, on March 15, 2018, an Important Notice Regarding the Availability of Proxy Materials ("notice of availability") was mailed to the holders of our common stock as of the close of business on the record date. Shareholders have the ability to access the proxy materials on the website referenced in the notice of availability, or to request that a printed set of proxy materials be sent to them, by following the instructions on the notice of availability.

 Your Vote is Important

Whether or not you plan to attend the annual meeting, we urge you to vote and submit your proxy by the Internet, telephone or mail in order to ensure the presence of a quorum. If you attend the meeting, you will have the right to revoke the proxy and vote your shares in person.

By Order of the Board of Directors,

George Martinez
Chairman of the Board and Chief Executive Officer

Houston, Texas
March 15, 2018

i

8847 West Sam Houston Parkway, N., Suite 200
Houston, Texas 77040
______________________________

PROXY STATEMENT FOR
2018 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 27, 2018
______________________________

Unless the context otherwise requires, references in this proxy statement to "we," "us," "our," "our company," the "Company" or "Allegiance" refer to Allegiance Bancshares, Inc., a Texas corporation, and its consolidated subsidiaries as a whole; references to the "Bank" refer to Allegiance Bank, a wholly-owned subsidiary of Allegiance Bancshares, Inc. In addition, unless the context otherwise requires, references to "shareholders" are to the holders of outstanding shares of our common stock, par value $1.00 per share (the "common stock").

The Board of Directors of Allegiance Bancshares, Inc. (the "board") is soliciting proxies to be used at the 2018 annual meeting of shareholders of the Company to be held on Friday, April 27, 2018 at 1:00 p.m., Central Time, at The Houstonian Hotel, 111 North Post Oak Lane, Houston, Texas, 77024 and any adjournments or postponements thereof (the "annual meeting"). This notice is first being sent to shareholders on or about March 15, 2018. You should read carefully the proxy materials in their entirety before voting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2018 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON FRIDAY, APRIL 27, 2018.

We are pleased to provide access to our proxy materials on the Internet. This Proxy Statement for the 2018 Annual Meeting of Shareholders and our 2017 Annual Report to Shareholders are available at our proxy materials website at www.envisionreports.com/ABTX. This website does not use any functions that identify you as a visitor to the website, and thus protects your privacy.

You have the option to vote and submit your proxy by the Internet. If you have Internet access, we encourage you to record your vote by the Internet. We believe it will be convenient for you, and it saves postage and processing costs. In addition, when you vote by the Internet, your vote is recorded immediately, and there is no risk that postal delays will cause your vote to arrive late and therefore not be counted. Submitting your proxy by Internet or telephone will not affect your right to vote in person if you decide to attend the Annual Meeting.

Pursuant to the rules promulgated by the Securities and Exchange Commission (the "SEC"), the Company is providing proxy materials to its shareholders on the Internet. You will not receive a printed copy of the proxy materials unless you specifically request to receive one. The Important Notice Regarding the Availability of Proxy Materials ("notice of availability") will instruct you as to how you may access and review all of the important information contained in the proxy materials. The notice of availability also instructs you as to how you may submit your proxy on the Internet. You may access the following information under the Investor Relations section of the Company's website at www.allegiancebank.com:

•	Notice of Annual Meeting of Shareholders to be held on Friday, April 27, 2018;

•	Proxy Statement for 2018 Annual Meeting of Shareholders;

•	Form of Proxy; and

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

ABOUT THE ANNUAL MEETING

What is a proxy?

A proxy is another person that you legally designate to vote your shares of common stock. If you designate someone as your proxy in a written document, that document is also called a "proxy" or a "proxy card."

Why did I receive an "Important Notice Regarding the Availability of Proxy Materials" but no proxy materials?

We have chosen to distribute our proxy materials to shareholders via the Internet under the "Notice and Access" approach permitted by rules of the SEC. This approach conserves resources and reduces our distribution costs, while providing you a timely and convenient method of accessing the materials and voting. On or before March 15, 2018, we mailed a notice of availability to shareholders, containing instructions on how to access the proxy materials on the Internet and to vote your shares over the Internet or by telephone. You will not receive a printed copy of the proxy materials unless you request one. If you would like to receive a printed copy of our proxy materials, including a printed proxy card on which you may submit your vote by mail, then you should follow the instructions for obtaining a printed copy of our proxy materials contained in the notice of availability.

When and where will the annual meeting be held?

The annual meeting is scheduled to take place at 1:00 p.m., Central Time, on Friday, April 27, 2018, at The Houstonian Hotel, 111 North Post Oak Lane, Houston, Texas 77024.

What is the purpose of the annual meeting?

At the 2018 annual meeting of shareholders, shareholders will act upon the matters outlined in the notice, including the following:

1.
To elect one (1) Class II director and five (5) Class III directors to serve on the board until the Company’s 2020 and 2021 annual meeting of shareholders, respectively, and each until their respective successor or successors are duly elected and qualified or until their earlier resignation or removal;

2.	To ratify the appointment of Crowe Horwath LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2018; and

3.	To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.
Who are the nominees for directors?

The following six persons have been nominated for reelection as directors of the Company in the class indicated:

Class II:	Robert Ivany	Class III:	William S. Nichols III
Steven F. Retzloff
Raimundo Riojas E.
Fred S. Robertson
Ramon A. Vitulli III

Who is entitled to vote at the annual meeting?

The holders of record of the outstanding shares of common stock on March 1, 2018, which is the date that the board has fixed as the record date for the annual meeting (the "record date"), are entitled to vote at the annual meeting. The record date is established by the board as required by the Company’s bylaws and Texas law. On the record date, 13,276,725 shares of common stock were outstanding.

How do I vote?

You may vote using any of the following methods:

•	By Internet: You can vote over the internet at www.envisionreports.com/ABTX by following the instructions in the notice of availability or on the proxy card.

•	By Telephone: You can vote over the telephone by following the instructions in the notice of availability or on the proxy card.

•
By Mail: If you have requested or received a proxy or voting instruction card by mail, you can vote by completing, signing and dating the accompanying proxy or voting instruction card and returning it in the prepaid envelope. If you are a shareholder of record and return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by your proxy card as recommended by our board.

•
At the Annual Meeting: Shareholders who attend the annual meeting may vote in person at the annual meeting. You may also be represented by another person at the meeting by executing a proper proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other holder of record and present it to the inspectors of election with your ballot to be able to vote at the annual meeting.

The Company must receive your vote no later than the time the polls close for voting at the annual meeting for your vote to be counted at the annual meeting. Please note that Internet voting will close at 1:00 a.m., Eastern Time, on April 27, 2018.

Voting your shares by proxy will enable your shares of common stock to be represented and voted at the annual meeting if you do not attend the annual meeting and vote your shares in person. By following the voting instructions in the materials you receive, you will direct the designated persons (known as "proxies") to vote your common stock at the annual meeting in accordance with your instructions. The board has appointed George Martinez and Steve Retzloff to serve as the proxies for the annual meeting. If you vote by Internet or telephone, you do not have to return your proxy or voting instruction card.

If your shares of common stock are held in "street name," your ability to vote over the Internet depends on your broker’s voting process. You should follow the instructions on your voting instruction card.

To vote the shares that you hold in "street name" in person at the annual meeting, you must bring a legal proxy from your broker, bank or other nominee, (1) confirming that you were the beneficial owner of those shares as of the close of the record date, (2) stating the number of shares of which you were the beneficial owner that were held for your benefit at that time by that broker, bank or other nominee and (3) appointing you as the record holder’s proxy to vote the shares covered by that proxy at the annual meeting.

Can I vote my shares by filling out and returning the notice of availability?

No. The notice of availability will, however, provide instructions on how to vote over the telephone or Internet, or by requesting and returning a signed paper proxy card or voting instruction card, as applicable, or submitting a ballot at the annual meeting.

 What is the difference between a shareholder of record and a "street name" holder?

If your shares are registered directly in your name with Computershare, the Company’s stock transfer agent, you are considered the "shareholder of record" with respect to those shares. The notice of availability has been provided directly to you by us.

If your shares are held in a brokerage account or by a bank or other nominee, the nominee is considered the record holder of those shares. You are considered the beneficial owner of these shares, and your shares are held in "street name." The notice of availability has been provided to you by your broker, bank or other holder of record. As the beneficial owner, you have the right to direct your nominee concerning how to vote your shares by using the voting instruction card or by following its instructions for voting by telephone or on the Internet.

What are the voting rights of the shareholders?

The holders of at least a majority of the outstanding shares of common stock on the record date must be represented at the annual meeting, in person or by proxy, in order to constitute a quorum for the transaction of business. Each record holder of shares of common stock is entitled to one vote for each share of common stock registered, on the record date, in such holder’s name on the books of the Company on all matters to be acted upon at the annual meeting. The Company’s certificate of formation prohibits cumulative voting.

What is a broker non-vote?

A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Your broker has discretionary authority to vote your shares with respect to the ratification of the appointment of Crowe Horwath LLP as our independent registered public accounting firm (Proposal 2). In the absence of specific instructions from you, your broker does not have discretionary authority to vote your shares with respect to the election of directors to the board (Proposal 1).

Who counts the votes?

All votes will be tabulated by the inspector of election appointed for the annual meeting. Votes for each proposal will be tabulated separately.

What are the board’s recommendations on how I should vote my shares?

The board recommends that you vote your shares as follows:

Proposal 1—FOR the election of each nominee for director.

Proposal 2—FOR the ratification of the appointment of Crowe Horwath LLP.

How will my shares be voted if I return a signed and dated proxy card, but don’t specify how my shares will be voted?

If you are a record holder who returns a completed proxy card that does not specify how you want to vote your shares on one or more proposals, the proxies will vote your shares for each proposal as to which you provide no voting instructions, and such shares will be voted in the following manner:

Proposal 1—FOR the election of each nominee for director.

Proposal 2—FOR the ratification of the appointment of Crowe Horwath LLP.

If you are a "street name" holder and do not provide voting instructions on one or more proposals, your bank, broker or other nominee will be unable to vote those shares in the election of directors (Proposal 1), but will have discretion to vote on the ratification of the appointment of Crowe Horwath LLP (Proposal 2).

What are my choices when voting?

In the election of directors, you may vote for all director nominees or you may withhold your vote as to one or more director nominees. With respect to the proposal to ratify the appointment of Crowe Horwath LLP, you may vote for the proposal, against the proposal or abstain from voting on the proposal.

May I change my vote after I have submitted my proxy card?

Yes. Regardless of the method used to cast a vote, if you are a record holder, you may change your vote by:

•
delivering to the Company prior to the annual meeting a written notice of revocation addressed to: Allegiance Bancshares, Inc., 8847 West Sam Houston Parkway, N., Suite 200, Houston, Texas 77040, Attn: Shanna Kuzdzal;

•	delivering a valid, later-dated proxy, or a later-dated vote by telephone or on the Internet, in a timely manner;

•
logging onto the Internet website specified on your notice of availability, proxy card or voting instruction card in the same manner you would to submit your proxy electronically or by calling the telephone number specified on your proxy card or voting instruction card, in each case if you are eligible to do so and following the instructions indicated on the notice of availability, proxy card or voting instruction card; or

•	attending the annual meeting and voting in person, and any earlier proxy will be revoked. However, simply attending the annual meeting without voting will not revoke your proxy.

If your shares are held in "street name" and you desire to change any voting instructions you have previously given to the record holder of the shares of which you are the beneficial owner, you should contact the broker, bank or other nominee holding your shares in "street name" in order to direct a change in the manner your shares will be voted.

What percentage of the vote is required to approve each proposal?

Assuming the presence of a quorum, the Class II director nominee and the five Class III director nominees who receive the most votes from the holders of the outstanding shares of common stock for their election will be elected—i.e., the affirmative vote of the holders of a plurality of the votes cast at the annual meeting is required for the election of the director nominees (Proposal 1).

Assuming the presence of a quorum, the ratification of Crowe Horwath LLP’s appointment as the Company’s independent registered public accounting firm (Proposal 2) requires the affirmative vote of the holders of a majority of the votes cast at the annual meeting.

How are broker non-votes and abstentions treated?

Broker non-votes and abstentions are counted for purposes of determining the presence or absence of a quorum. A broker non-vote or a withholding of authority to vote with respect to one or more nominees for director will not have the effect of a vote against such nominee or nominees. Because the ratification of the appointment of the independent registered public accounting firm is considered a routine matter and a broker or other nominee may generally vote on routine matters, no broker non-votes are expected to occur in connection with the proposal to ratify the appointment of Crowe Horwath LLP as the Company's independent registered accounting firm. Any abstentions will have the effect of a vote against the proposal to ratify the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm.

What are the solicitation expenses and who pays the cost of this proxy solicitation?

The board is asking for your proxy, and we will pay all of the costs of soliciting shareholder proxies. In addition to the solicitation of proxies via mail, our officers, directors and employees may solicit proxies personally or by other means of communication, without being paid additional compensation for such services. The Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding the proxy materials to beneficial owners of common stock.

Are there any other matters to be acted upon at the annual meeting?

Management does not intend to present any business at the annual meeting for a vote other than the matters set forth in the notice, and management has no information that others will do so. The proxy also confers on the proxies the discretionary authority to vote with respect to any matter properly presented at the annual meeting. If other matters requiring a vote of the shareholders properly come before the annual meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxies held by them in accordance with applicable law and their judgment on such matters.

Where can I find voting results?

The Company will publish the voting results in a current report on Form 8-K, which will be filed with the SEC within four business days following the annual meeting.

How can I communicate with the board?

To communicate with the board, shareholders should submit their comments by sending written correspondence via mail or courier to Allegiance Bancshares, Inc., 8847 West Sam Houston Parkway, N., Suite 200, Houston, Texas 77040, Attn: Shanna Kuzdzal; or via email at ir@allegiancebank.com. Shareholder communications will be sent directly to the specific director or directors of the Company indicated in the communication or to all members of the board if not specified.

PROPOSAL 1. ELECTION OF DIRECTORS

Classification of the Company’s Directors

In accordance with the terms of the Company’s certificate of formation, the Company’s board is divided into three classes, Class I, Class II and Class III, with each class serving staggered three-year terms as follows:

•
The Class I directors are Daryl D. Bohls, Matthew H. Hartzell, Umesh (Mike) Jain, James J. Kearney and P. Michael Mann, M.D., and their terms will expire at the annual meeting of shareholders to be held in 2019.

•
The Class II directors are John Beckworth, Robert Ivany, Frances H. Jeter, George Martinez, David B. Moulton and Thomas A. Reiser, and, with the exception of Dr. Ivany, their terms will expire at the annual meeting of shareholders to be held in 2020. Dr. Ivany was appointed to the board in July 2017 and has been nominated for election as a Class II director at the annual meeting.

•
The Class III directors are William S. Nichols III, Steven F. Retzloff, Raimundo Riojas E., Fred S. Robertson and Ramon A. Vitulli III, and their terms will expire at the annual meeting of shareholders to be held in 2018.

Election Procedures; Term of Office

The Corporate Governance and Nominating Committee has recommended to the board, and the board has approved, the nomination of Robert Ivany as a Class II director and William S. Nichols III, Steven F. Retzloff, Raimundo Riojas E., Fred S. Robertson and Ramon A. Vitulli III to fill the expiring Class III director positions. Each nominee is currently serving as a Class III director. The one Class II nominee, if elected at the annual meeting, will serve until the annual meeting of shareholders in 2020. The five Class III nominees, if elected at the annual meeting, will serve until the annual meeting of shareholders in 2021.

The affirmative vote of a plurality of the votes cast at an annual meeting at which a quorum is present is required for the election of each of the nominees for director. This means that the Class II director nominee and the five Class III director nominees who receive the most votes from the holders of the outstanding shares of common stock for their election at this year’s annual meeting will be elected.

Unless the authority to vote for the election of directors is withheld as to one or more of the nominees, all shares of common stock represented by proxy will be voted FOR the election of the nominees. If the authority to vote for the election of directors is withheld as to one or more but not all of the nominees, all shares of common stock represented by any such proxy will be voted FOR the election of the nominee or nominees, as the case may be, as to whom such authority is not withheld.

If a nominee becomes unavailable to serve as a director for any reason before the election, the shares represented by proxy will be voted for such other person, if any, as may be designated by the board. The board has no reason to believe that any nominee will be unavailable to serve as a director. All of the nominees have consented to being named herein and to serve if elected.

Nominees for Election

The following table sets forth certain information with respect to the Company’s Class II and Class III director nominees. The business address for all of these individuals is 8847 West Sam Houston Parkway N., Suite 200, Houston, Texas 77040:

Name	Age	Position with the Company and the Bank	Director Since
Robert Ivany	71	Class II Director of the Company	2017
William S. Nichols III	66	Class III Director of the Company, Director of the Bank	2008
Steven F. Retzloff	61	Class III Director and President of the Company; Director and Chairman of the Board of the Bank	2008
Raimundo Riojas E.	77	Class III Director of the Company	2012
Fred S. Robertson	68	Class III Director of the Company; Director of the Bank	2011
Ramon A. Vitulli III	49	Class III Director and Executive Vice President of the Company; Director, President and Chief Operating Officer of the Bank	2014

The following is a brief discussion of the business and banking background and experience of our director nominees.

Robert Ivany. Robert Ivany joined our board in July 2017. Dr. Ivany recently retired as President of the University of St. Thomas, a position he held since 2004 and now serves as President Emeritus. Prior to his tenure, Dr. Ivany served as an adjunct professor in Executive Education at the Graduate School of Business at Columbia University. Dr. Ivany's background also includes a distinguished career in the military culminating in the rank of Major General, service as the Army Aide to President Reagan and Commandant of the U.S. Army War College. Dr. Ivany sits on the board of the Duchesne Academy of the Sacred Heart and is the immediate past Chairman of the Board for the Independent Colleges and Universities of Texas. He also served on the Mutual of America Capital Management Corporation Board of Directors from 2004 to 2009. He earned a Bachelor of Science degree from the U.S. Military Academy and a Ph.D. from the University of Wisconsin in Madison in European History. Dr. Ivany’s leadership of and experience working with the younger generation, as well as his involvement with Houston philanthropic and veterans organizations, qualify him to serve on our board.

William S. Nichols III. William (Nick) S. Nichols is one of the organizers of the Bank and has served on our board since 2008 and the board of the Bank since 2007. Mr. Nichols retired in 2017 as the President of Suncor Companies, LLC, a real estate development company that primarily focuses on the development of freestanding retail facilities throughout the United States. From 1974 to 1984, he worked as an audit principal at Ernst & Young. He has held numerous board appointments, including advisory director at Community Bank, Katy, Texas. Additionally, he is the founder and director of the Nichols Foundation, a foundation to provide college scholarships to students on a need basis. He also serves on the development council of the Mays Business School at Texas A&M University. Mr. Nichols is a Certified Public Accountant and is a member of the American Institute of Certified Public Accountants and the Texas Society of Certified Public Accountants. He received a Bachelor of Business Administration degree from Texas A&M University. Mr. Nichols’ understanding of the Houston business market and leadership experience qualify him to serve on our board. Mr. Nichols makes good use of both his experience in the real estate industry and as a CPA as he contributes by serving as a director of the Bank. He also provides informed guidance as a member of the Compensation Committee and as the Chairman of the Audit Committee.

Steven F. Retzloff. Steven F. Retzloff is one of the organizers of the Bank and has been our President since 2008 and Chairman of the Bank since 2007. Mr. Retzloff has over 35 years of business experience and 29 years of Houston Banking experience. Mr. Retzloff served as a director of Sterling Bancshares, Inc., a publicly traded multi-billion dollar financial institution, and Sterling Bank from 1987 to 2006, including terms as Chairman of the board of Sterling Bancshares from 1990 to 1992 and from 2004 to 2005. He is currently Chairman and Chief Executive Officer of Retzloff Industries, Inc. and is an advisory director to Pharos Capital Partners III. Prior to co-founding Allegiance Bank, Mr. Retzloff owned and managed Travis Body & Trailer, Inc., a nationwide manufacturer of specialized truck trailers. His past work experience also includes General Motors, Bristol Myers and Retzloff Capital Corporation. Mr. Retzloff received an Industrial Engineering degree from The Georgia Institute of Technology and a Master of Business Administration degree (with distinction) from the Babcock Graduate School of Management at Wake Forest University. Mr. Retzloff currently serves as a Director of The Texas Theological Foundation and The Open Door Mission, and is a member of the advisory board for Fuller Texas School of Theology. He is also a Vice President of the Kinkaid School Investments Foundation and serves on the advisory board for the Mays School Banking Program at Texas A&M University. Mr. Retzloff’s significant experience as a director and officer of community banks and his extensive leadership skills qualify him to serve on our board.

Raimundo Riojas E. Raimundo Riojas has served on our board since 2012. Mr. Riojas is the President of Duwest, Inc., a joint venture of Westrade, Inc. and E.I. DuPont de Nemours, engaged in the distribution of crop protection products and the manufacture of industrial and automotive coatings. Mr. Riojas presently manages a group of companies in Central America, Colombia and the Caribbean. From 1994 to 2011, he served as a director of Sterling Bancshares, Inc. He has also served as a director of The American Brahman Breeders Association from 1996 through February 2015. Mr. Riojas received a Chemical Engineering degree from Texas A&M University. Mr. Riojas’ international business experience and relationships in the banking industry qualify him to serve on our board. The Compensation Committee benefits from Mr. Riojas’ experience in manufacturing, distribution, service and chemicals.

Fred S. Robertson. Fred S. Robertson has served on our board since 2011. Mr. Robertson has over 30 years of experience overseeing institutional and retail investments. He has managed fixed income investments and designed extensive quantitative models for bond management. For the past five years, Mr. Robertson has been managing his personal investments. Mr. Robertson holds a number of non-profit board appointments and volunteers with many organizations in Houston. Mr. Robertson received a Bachelor of Science from Cornell University and a Masters of Business Administration in finance from the College of William and Mary. Mr. Robertson’s significant experience in the banking industry and leadership skills qualify him to serve on our board. Mr. Robertson utilizes his knowledge of investment and fund management as Chair of the Bank's ALCO Committee. His financial expertise provides additional benefit to the Company as he serves as a director of the Bank, as a member of the Compensation Committee and as Chairman of the 401K Committee.

Ramon A. Vitulli III. Ramon A. Vitulli, III served as Bank Office President from 2007 to 2013 and has been President of the Bank since 2013. He has served on our board since 2014 and has been a director of the Bank since 2008. Mr. Vitulli has over 25 years of banking experience. He started his career as a loan review examiner at Charter National Bank in Houston and worked as a senior credit analyst and later as bank manager for Charter until his move to Sterling Bank in 1996. Mr. Vitulli previously was the Market Chief Executive Officer at Sterling Bank, where he managed various bank offices in northwest Houston. He presently serves on the St. Pius X High School Foundation and School Board and is a current member of the Dominican Sisters of Houston, Texas Finance Committee, the CHRISTUS Foundation for HealthCare Board and the Limited Partner Advisory Board of Bluehenge Capital Partners. Mr. Vitulli received a Bachelor of Business Administration degree in finance from The University of Texas at Austin. Mr. Vitulli’s considerable business experience, and in particular his considerable experience in community banking, qualifies him to serve on our board.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE FOR ELECTION TO THE BOARD.

CONTINUING DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information with respect to the Company’s Class I and Class II directors whose terms of office do not expire at the annual meeting, and the executive officers of the Company who are not also a director. The business address for all of these individuals is 8847 West Sam Houston Parkway N., Suite 200, Houston, Texas 77040.

Name	Age	Position with the Company and the Bank
Directors:
Daryl D. Bohls	66	Class I Director and Executive Vice President of the Company; Director, Executive Vice President and Chief Credit Officer of the Bank
Matthew H. Hartzell	59	Class I Director of the Company; Director of the Bank
Umesh (Mike) Jain	61	Class I Director of the Company; Director of the Bank
James J. Kearney	74	Class I Director of the Company; Director of the Bank
P. Michael Mann, M.D.	76	Class I Director of the Company
John Beckworth	60	Class II Director of the Company
Frances H. Jeter	61	Class II Director of the Company
George Martinez	76	Class II Director, Chairman of the Board and Chief Executive Officer of the Company; Director and Chief Executive Officer of the Bank
David B. Moulton	78	Class II Director of the Company; Director of the Bank
Thomas A. Reiser	66	Class II Director of the Company
Executive officers who are not also directors:
Paul P. Egge	39	Executive Vice President and Chief Financial Officer of the Company and the Bank
Shanna Kuzdzal	38	Executive Vice President, General Counsel and Secretary of the Company and the Bank

The following is a brief discussion of the business and banking background and experience of our continuing directors and executive officers. All officers of the Company are elected by the board and serve at the discretion of the board.

Class I Directors
Daryl D. Bohls. Daryl D. Bohls is one of the organizers of the Bank, and served as President and Chief Credit Officer of Allegiance Bank from 2007 to 2013 before dedicating himself full-time to the position of Executive Vice President and Chief Credit Officer in 2014. Mr. Bohls has served on our board since 2008. Mr. Bohls has 40 years of banking experience in the Houston market, including 20 years with Sterling Bank, and he has been the president of four Houston banks. During his tenure with Sterling Bank, Mr. Bohls held the positions of President, Executive Vice President, Director, Chief Credit Officer, Senior Loan Officer, Regional CEO and Chairman of Senior Loan Committee, the latter a position he held for 17 years. Mr. Bohls is a past board member of the Independent Bankers Association of Texas. Mr. Bohls remains an appointed Civil Service Commissioner with the Harris County Sheriff’s Department since 1999. Mr. Bohls served as an adjunct Finance Professor for the banking school at Sam Houston State University for seven semesters. He is a member of the Houston C-Club. Mr. Bohls received a Bachelor of Business Administration degree in accounting from the University of Texas, and a Master of Business Administration in banking from Sam Houston State University. Mr. Bohls’ diverse business experience and advanced banking education qualify him to serve on our board.
Matthew H. Hartzell. Matthew H. Hartzell has served on our board since our acquisition of Independence Bank in 2013. Prior to the acquisition, Mr. Hartzell served Independence Bank as the Vice Chairman of the Board, as the Chair of both the IT Committee and the Compensation Committee for over five years each, and as a member of the Executive Committee. Mr. Hartzell is presently Chief Administrative Officer of N.F. Smith & Associates, L.P., an independent distributor of computer hardware components, and served as their Chief Operating Officer for the six years prior. For the past 17 years, he has also served as General Counsel of Valid Management, LLC, one of the holdings in N.F. Smith’s diversified portfolio of technology businesses. Prior to joining Valid Management, Mr. Hartzell was a shareholder and associate with Hirsch & Westheimer, P.C., for more than a decade. Since 2010 he has served as a member of the SAE G-19 Committee, a committee dedicated to promulgating standards for the mitigation of counterfeit parts in electronic part purchasing. Mr. Hartzell served many years on the board of the Woodlands Heights Civic Association. He received a Bachelor of Arts degree from St. John’s College, Annapolis, Maryland and a Juris Doctor degree from the University of Houston. Mr. Hartzell’s extensive legal experience and business skills qualify him to serve on our board. Mr. Hartzell understands computer technology and applications, which enables him to provide valuable insight and guidance as the Chairman of the Information Technology Committee. Given the existence of cyber-security risks in the industry, his IT and general business skillsets also make him a valued member of the Enterprise Risk Management Committee.
Umesh (Mike) Jain. Umesh ‘Mike’ Jain was elected to serve on our board in February 2016. Mr. Jain has been a Certified Public Accountant in Houston since 1982. Mr. Jain founded Jain and Jain, P.C., Accountants and Tax Consultants in 1986, which provides assurance and tax services primarily for privately held businesses with revenues up to $150 million. Mr. Jain also founded Pi Capital Partners, LLC, a private equity firm. Mr. Jain served as a Director of Horizon Capital Bank from 2002 to 2005, which was acquired by Frost Bank in 2005. In addition, Mr. Jain served as a Director of Bank of Houston from March 2006 until it was acquired by Independent Bank in April 2014. While with Bank of Houston, Mr. Jain served as Chairman of the Audit Committee and as a member of its Loan, Merger and Acquisition, Governance and Compensation Committees. Mr. Jain is a member of the Lieutenant Governor’s Advisory Board and was appointed in October 2017 to the Texas Office of Small Business Assistance Advisory Task Force. Mr. Jain was a Board member of the University of St. Thomas and served as the Chairman of the Audit Committee. Upon his addition to the board, Mr. Jain became an active and valuable member of the Audit Committee through his extensive experience as a Certified Public Accountant and previous audit committee experience.
James J. Kearney. James J. Kearney has served on our board since 2013. Mr. Kearney is presently Senior Vice President of Investments for Raymond James & Associates, Inc., Member New York Stock Exchange/SIPC, which provides brokerage, investment banking, trust, and other financial services. From 2001 through 2003, Mr. Kearney was Senior Vice President of the Houston office of Robert W. Baird & Co, an investment banking and securities brokerage firm. From 1974 until December 2000, Mr. Kearney was Senior Vice President and Director of the Private Client Group for the Houston office of SG Cowen & Co. From 2006 to 2012, he was a director of First Community Bank of Fort Bend. He served as a Director on the board of Sterling Bank from 1985 to 1992 and on the board of Sterling Bancshares, Inc. from 1992 to 2006. Mr. Kearney is a member of the Dominican Sisters Board and has served on the Investment Advisory Committee for the Sacred Heart Convent

Retirement Trust since 1988. Mr. Kearney received his Master of Arts in economics from the University of Missouri, a Master of Arts from the University of London and a Doctor of Philosophy from the University of Missouri. Mr. Kearney was a Captain in the United States Army from 1968-1970. Mr. Kearney is able to call on his background in investment management and economics as a valued member of the Asset/Liability Committee as well as his experience with community banks as a director of Allegiance Bank.
P. Michael Mann, M.D. P. Michael Mann, M.D. is one of the organizers of the Bank and has served on our board since 2008. Dr. Mann is the Chairman and majority owner of Mann Eye Center, P.A. from 1979 to present. Dr. Mann served as a director of Sterling Bank from 1997 to 2004. He has served on the board of trustees of the Houston Symphony and Centenary College of Louisiana. He is a Rotarian and past president of the Humble Rotary Club. He is a member of numerous medical professional organizations, including the American College of Surgeons, the American Academy of Ophthalmology, Windsor National Associates and the Houston Ophthalmological Society. Dr. Mann received a Bachelor of Science degree from Centenary College of Louisiana and a Medical Degree from Louisiana State University in New Orleans, and he completed residency in Ophthalmology at Tulane University School of Medicine. Dr. Mann’s leadership skills and business experience qualify him to serve on our board. The Audit Committee benefits from Dr. Mann’s prior experience as a public company bank director and from his proven ability to run a very successful, multi-location eye surgery business. His familiarity with decision makers in the local medical services industry and other local business owners helps to advance the Bank’s goal of pursuing existing and new organic growth avenues.
 Class II Directors

John Beckworth. John Beckworth has served on our board since 2009. Mr. Beckworth practiced law in Houston for thirty years from 1983 until 2013. He was an associate and partner at Fulbright & Jaworski LLP, before leaving to start his own firm. He later co-founded WattBeckworth in Houston where he practiced law as a partner through mid-2013. He is a member of the Texas and American Bar Associations and an associate member of the American Board of Trial Advocates. He is a past Chairman of the Board of Trustees of the Kinkaid School in Houston, and he is a director of the Kinkaid Investments Foundation and the Texas Cultural Trust. In 2013, Mr. Beckworth left active law practice in Houston to become an Associate Dean and lecturer at The University of Texas School of Law in Austin. He has served as a trustee of The University of Texas Law School Foundation, and he is a former President and Chairman of the Board of The University of Texas Ex Students Association. Mr. Beckworth received Bachelor of Arts and Juris Doctor degrees from The University of Texas at Austin and The University of Texas School of Law. He also operates family ranching, oil and gas and investment interests. In 2017, Mr. Beckworth became a National Association of Corporate Directors (“NACD”) Board Leadership Fellow. As an experienced attorney and administrator, Mr. Beckworth provides service to the board and management as Chairman of the Corporate Governance and Nominating Committee and as a member of the Compensation Committee.
Frances H. Jeter. Frances H. Jeter has served on our board since 2014. She has more than 25 years of experience in marketing, public affairs and business and nonprofit management. Ms. Jeter is a Managing Director and head of the Houston office for Sard Verbinnen, a strategic communications firm. Ms. Jeter previously served as Group Vice President of Internal and External Affairs for Spectra Energy. Before joining Spectra Energy, Ms. Jeter served as Chief Marketing Officer for Bracewell & Giuliani LLP and served as Vice President of Public Affairs for Duke Energy Gas Transmission, a predecessor company of Spectra Energy. She is a Life Trustee and a past Chair of the Board of Trustees of the Kinkaid School in Houston and a former Trustee of The Hockaday School in Dallas. She is the founding Chair of Houston’s The Fay School and is also a former member of the Board of Directors of the Greater Houston Community Foundation and St. Luke’s Episcopal Health Charities, among several other non-profit organizations. Ms. Jeter received a Bachelor of Arts degree from the University of North Carolina at Chapel Hill. Her extensive experience in the public company arena is leveraged to assist the organization in all areas of marketing and public relations. Her attention to detail and working knowledge of corporate and board governance matters are well-suited to her participation on the Corporate Governance and Nominating Committee.
George Martinez. George Martinez is one of the organizers of the Bank and has been the Chairman of our board and our Chief Executive Officer since 2008 and Chief Executive Officer of the Bank since 2007. Mr. Martinez began his banking career in 1974 as the co-founder of Sterling Bank, where he served as an Executive Vice President from 1974 to 1980, and then as Chief Executive Officer of Sterling Bancshares, Inc. a publicly traded multi-billion dollar financial institution, from 1980-2001 and as Chairman from 1992-2004. From 1998 to 2008, Mr. Martinez served as President of Chrysalis Partners, LLC, an executive leadership consulting firm. He currently serves on the board of directors of NCI Building Systems, Inc. (NCS:NYSE), Landmark Worldwide Enterprises, Inc., the University of St. Thomas and the Collaborative for Children. Mr. Martinez received a Bachelor of Business Administration and Economics degree from Rice University. With over 50 years of business experience, Mr. Martinez’s significant leadership skills and extensive experience in community banking qualify him to serve on our board and as our Chairman.

David B. Moulton. David B. Moulton has served on our board since 2008 and the board of the Bank since 2007. Mr. Moulton is a retired banker. He began his career in banking in 1969 with Texas Commerce Bank. He was the Chairman and CEO of National Commerce Bank from 1986 to 1995, when it was acquired by Frost Bank. He was the Chairman and CEO of Almeda Bancshares, Inc. from 1996 to 1999, when it was acquired by Sterling Bancshares, Inc., and he served as a director of Sterling Bancshares until 2004. Mr. Moulton attended the University of Georgia and the Southwestern Graduate School of Banking at Southern Methodist University. Mr. Moulton’s extensive business experience, particularly in the community banking industry, qualifies him to serve on our board. He understands community banking, and particularly the Houston market, and he serves the Bank well through his status as the Chairman of the Asset Quality Committee, as a regular voting member of the Loan Committee, and as a director of Allegiance Bank. His skills and experience are also valuable to his other director roles: ALCO Committee member, Corporate Governance and Nominating Committee member and Chairman of the Compensation Committee.
Thomas A. Reiser. Thomas A. Reiser is one of the organizers of the Bank and has served on our board since 2008 and the board of the Bank from 2007 to 2009. Mr. Reiser has over 40 years of business experience. He is presently the Chairman and Chief Executive Officer of Upstream Insurance Brokers. He has over 25 years of board membership experience, including from 1994 to 2006 when he served as a Director of Sterling Bancshares, Inc., and was recently appointed by Governor Abbott to the Board of Directors of the Coastal Water Authority. Mr. Reiser has served on numerous board committees, including audit, enterprise risk management and IT committees. Mr. Reiser received a Bachelor of Arts degree from the College of William and Mary. Mr. Reiser’s extensive business experience in the community banking industry qualifies him to serve on our board. Mr. Reiser is able to directly contribute through his role as Chairman of the Enterprise Risk Management Committee given his long exposure to banking and as an insurance executive. He also contributes his knowledge and experience as a member of the Audit Committee.
Executive Officers Who Are Not Also Directors

Paul P. Egge. Paul P. Egge joined us as Executive Vice President and Chief Financial Officer of the Company and the Bank in 2016. Mr. Egge has over 14 years of financial services experience, predominantly as an investment banker focused on providing strategic and capital markets advisory services to banks and specialty finance companies. Prior to joining the Company, he served as Director of Capital Planning and Corporate Development for Cadence Bank. Prior to joining Cadence, Mr. Egge was a senior investment banker at Robert W. Baird & Co Incorporated, where he played a leadership role in our initial public offering as well as our 2015 acquisition of Enterprise Bank. Mr. Egge graduated cum laude with a bachelor's degree in Economics and Finance from The College of William & Mary and holds a Master of Business Administration from the Kellogg School of Management at Northwestern University.

Shanna Kuzdzal. Shanna Kuzdzal joined us as our and the Bank's Executive Vice President and General Counsel in February 2017 and became Secretary in April 2017. Ms. Kuzdzal has more than 13 years of legal experience during which her practice has focused on community banking in Texas with a concentration in the corporate area including capital markets and mergers and acquisitions. Most recently, she served as Senior Vice President and Associate General Counsel at Prosperity Bank from 2014 to 2017. Prior to joining Prosperity, she was an attorney at Bracewell LLP, where she represented financial institutions in corporate matters, which included the organization of the Company in 2008 and our acquisition of Independence Bank. She received a bachelor’s degree in Biochemistry and Biology from Rice University and graduated with honors from The University of Texas School of Law. Ms. Kuzdzal currently serves as a member of the Board of Directors of the Texas Association of Bank Counsel.

BOARD AND COMMITTEE MATTERS

Board Meetings

Our board met four times during 2017 (including regularly scheduled and special meetings). During 2017, each director attended at least 75% or more of the aggregate of (i) the total number of meetings of the board (held during the period for which he or she was a director) and (ii) the total number of meetings of all committees of the board on which he or she served (during the period that he or she served).

Director Attendance at Annual Meeting

The board encourages all directors to attend the annual meeting of shareholders. All but two of our directors attended the 2017 annual meeting of shareholders.

Board Leadership Structure

George Martinez currently serves as our Chairman of the Board and Chief Executive Officer. Mr. Martinez has served in both of these positions since the inception of the Company. Mr. Martinez’s primary duties are to lead our board in establishing the Company’s overall vision and strategic plan and to lead the Company’s management in carrying out that plan.

Our board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board, as the board believes that it is in the best interests of the Company to make that determination from time to time based on the position and direction of the Company and the membership of the board. The board has determined that having our Chief Executive Officer serve as Chairman of the Board is in the best interests of our shareholders at this time. This structure makes best use of the Chief Executive Officer’s extensive knowledge of the Company and the banking industry. The board views this arrangement as also providing an efficient nexus between the Company and the board, enabling the board to obtain information pertaining to operational matters expeditiously and enabling our Chairman to bring areas of concern before the board in a timely manner.

In April 2017, upon the recommendation from the Corporate Governance and Nominating Committee, the independent directors elected John Beckworth to serve as Lead Director. The Lead Director chairs each executive session; will meet with any director who is not adequately performing his or her duties as a member of the board or any committee; facilitates communications between other members of the board and the Chairman and Chief Executive Officer; monitors, with the assistance of the Company’s General Counsel, communications from shareholders and other interested parties and provide copies or summaries to the other directors as he considers appropriate; works with the Chairman in the preparation of the agenda for each board meeting and in determining the need for special meetings of the board; and otherwise consult with the Chairman of the Board and Chief Executive Officer and members of the Corporate Governance and Nominating Committee on matters relating to corporate governance and board performance.

Executive Sessions

The independent directors of the Company hold executive sessions from time to time without the Chief Executive Officer or any management director present. The Company’s Corporate Governance Guidelines provide that the Company’s independent directors will meet at least twice a year in executive session. During 2017, four executive sessions were held.

Board Composition

The size of our board is currently set at 16 members. In accordance with the Company’s bylaws, members of the board are divided into three classes, Class I, Class II and Class III. The members of each class are elected for a term of office to expire at the third succeeding annual meeting of shareholders following their election. The term of office of the current Class III directors expires at the annual meeting. The terms of the Class I and Class II directors expire at the annual meeting of shareholders in 2019 and 2020, respectively. If the nominee for Class II director and the five nominees for Class III director are elected at the annual meeting, the composition of the board will be five Class I directors, six Class II directors and five Class III directors.

Any director vacancy existing on or occurring after the election may be filled by a majority vote of the remaining directors, even if the remaining directors constitute less than a quorum of the full board. In accordance with the Company’s bylaws, a director appointed to fill a vacancy will be appointed to serve until the next annual meeting of shareholders held for the election of directors, regardless of whether the class of director in which he serves is to be elected at such annual meeting. The number of directors may be changed only by resolution of the board.

As discussed in greater detail below, the board has affirmatively determined that 12 of our 16 current directors qualify as independent directors under the applicable rules of the NASDAQ Global Market and the SEC.

Director Independence

Under the rules of the NASDAQ Global Market, a majority of the members of our board are required to be independent. The rules of the NASDAQ Global Market, as well as those of the SEC, also impose several other requirements with respect to the independence of our directors.

Our board has evaluated the independence of each director based upon these rules. Applying these rules, our board has affirmatively determined that, with the exception of Messrs. Bohls, Martinez, Retzloff and Vitulli, each of our current directors qualifies as an independent director under applicable rules. In making these determinations, our board considered the current and prior relationships that each director has and has had with the Company and all other facts and circumstances our board deemed relevant in determining their independence, including the beneficial ownership of common stock by each director, and the transactions described under the section titled "Certain Relationships and Related Person Transactions." The board also considered whether there were any transactions or relationships between directors or any member of their immediate family (or any entity of which a director or an immediate family member is an executive officer, general partner or significant equity holder) and members of the Company’s senior management or their affiliates. The purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with a determination that the director is independent.

Risk Management and Oversight

Our board is responsible for oversight of management and the business and affairs of the Company, including those relating to management of risk. Our full board determines the appropriate risk for us generally, assesses the specific risks faced by us, and reviews the steps taken by management to manage those risks. While our full board maintains the ultimate oversight responsibility for the risk management process, its committees oversee risk in certain specified areas as described in the section entitled "– Committees of the Board."

Director Nominations

The Corporate Governance and Nominating Committee considers nominees to serve as directors of the Company and recommends such persons to the board. The Corporate Governance and Nominating Committee also considers director candidates recommended by shareholders who appear to be qualified to serve on the board and meet the criteria for nominees considered by such committee. The Corporate Governance and Nominating Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the board and the Corporate Governance and Nominating Committee does not perceive a need to increase the size of the board. In order to avoid the unnecessary use of the Corporate Governance and Nominating Committee’s resources, it will consider only those director candidates recommended in accordance with the procedures set forth in the section titled " – Procedures to be Followed by Shareholders For Director Nominations."

Criteria for Director Nominees

The Corporate Governance and Nominating Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the board. In addition to reviewing the background and qualifications of the individuals considered in the selection of candidates, the Corporate Governance and Nominating Committee looks at a number of attributes and criteria, including: experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that the Corporate Governance and Nominating Committee considers appropriate in the context of the needs of the board. The Corporate Governance and Nominating Committee does not have a formal policy with respect to diversity; however, the board and Corporate Governance and Nominating Committee believe that it is essential that the board members represent diverse viewpoints.

The Corporate Governance and Nominating Committee may weigh the foregoing criteria differently in different situations, depending on the composition of the board at the time. The Corporate Governance and Nominating Committee will strive to maintain at least one director who meets the definition of "audit committee financial expert" under the regulations of the SEC.

In addition, prior to nominating an existing director for re-election to the board, the Corporate Governance and Nominating Committee considers and reviews an existing director’s board and committee attendance and performance; length of board service; experience, skills and contributions that the existing director brings to the board; and independence.

Process for Identifying and Evaluating Director Nominees

Pursuant to the Corporate Governance and Nominating Committee Charter as approved by the board, the Corporate Governance and Nominating Committee is responsible for the process relating to director nominations, including identifying, recruiting, interviewing and selecting individuals who may be nominated for election to the board.

The process that the Corporate Governance and Nominating Committee follows when it identifies and evaluates individuals to be nominated for election to the board is set forth below.

Identification. For purposes of identifying nominees for the board, the Corporate Governance and Nominating Committee will rely on personal contacts of the members of the board as well as their knowledge of members of the communities served by the Company. The Corporate Governance and Nominating Committee will also consider director candidates recommended by shareholders in accordance with the policy and procedures set forth below in the section titled "– Procedures to be Followed by Shareholders For Director Nominations." The Corporate Governance and Nominating Committee has not previously used an independent search firm in identifying nominees.

Evaluation. In evaluating potential nominees, the Corporate Governance and Nominating Committee determines whether the candidate is eligible and qualified for service on the board by evaluating the candidate under the selection criteria set forth above. In addition, for any new director nominee, the Corporate Governance and Nominating Committee will conduct a check of the individual’s background and interview the candidate.

Procedures to be Followed by Shareholders For Director Nominations

Any shareholder of the Company entitled to vote in the election of directors may recommend to the Corporate Governance and Nominating Committee one or more persons as a nominee for election as director at a meeting only if such shareholder has given timely notice in proper written form of such shareholder’s intent to make such nomination or nominations. To be timely, a shareholder’s notice given in the context of an annual meeting of shareholders must be delivered to or mailed and received at the principal executive office of the Company not less than one hundred twenty days in advance of the first anniversary of the date of the Company’s notice to shareholders in connection with the previous year’s annual meeting of shareholders. If no annual meeting was held in the previous year or the date of the annual meeting of shareholders has been changed by more than thirty days from the date contemplated at the time of the previous year’s notice, the notice must be received by the Company at least eighty days prior to the date the Company intends to distribute its notice with respect to the annual meeting. To be timely, a shareholder’s notice given in the context of a special meeting of shareholders must be delivered to or mailed and received by the Secretary of the Company at the principal executive office of the Company not later than the later of the ninetieth day prior to such special meeting or the tenth day following the day on which notice of the date of the special meeting and of the nominees proposed by the board to be elected at such special meeting was given. Any meeting of shareholders which is adjourned and will reconvene within thirty days after the meeting date as originally noticed will, for purposes of any notice contemplated by the foregoing, be deemed to be a continuation of the original meeting and no nominations by a shareholder of persons to be elected directors of the Company may be made at any such reconvened meeting other than pursuant to a notice that was timely for the meeting on the date originally noticed.

To be in proper written form, a shareholder’s notice to the Secretary of the Company must set forth:

•	the name and address of the shareholder who intends to make the nominations and of the person or persons to be nominated;

•
a representation that the shareholder is a holder of record of shares of common stock entitled to vote at such meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; and

•
if applicable, a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder.

Shareholder nominations should be addressed to the Secretary of Allegiance Bancshares, Inc., 8847 West Sam Houston Parkway, N., Suite 200, Houston, Texas 77040.

A nomination not made in compliance with the foregoing procedures will not be eligible to be voted upon by the shareholders at the meeting. The Corporate Governance and Nominating Committee has the power and duty to determine whether a nomination was made in accordance with procedures set forth above and, if any nomination is not in compliance with the procedures set forth above, to declare that such defective nomination will be disregarded.

Committees of the Board

Our board has established an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee. Below is a summary of our committee structure and membership information:

Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee
David B. Moulton		Chairperson	Member
Frances H. Jeter			Member
Fred S. Robertson		Member	
John B. Beckworth		Member	Chairperson
P. Michael Mann, M.D.	Member		
Raimundo Riojas		Member	
Robert Ivany			Member
Thomas A. Reiser	Member		
Umesh "Mike" Jain (Financial Expert)	Member		
William S. (Nick) Nichols III (Financial Expert)	Chairperson	Member	

CC = Chairperson   = Member   = Financial Expert

Our board may establish additional committees as it deems appropriate, in accordance with applicable law and regulations and our certificate of formation and bylaws.

Audit Committee

The members of the Audit Committee are Umesh (Mike) Jain, P. Michael Mann, M.D., William S. Nichols III and Thomas A. Reiser, with Mr. Nichols III serving as chairperson. Our board has evaluated the independence of each of the members of the Audit Committee and has affirmatively determined that (i) each of the members meets the definition of an "independent director" under applicable NASDAQ Global Market rules, (ii) each of the members satisfies the additional independence standards under applicable SEC rules for audit committee service and (iii) each of the members has the ability to read and understand fundamental financial statements. In addition, the board has affirmatively determined that each of Messrs. Jain and Nichols has the requisite financial sophistication due to his experience and background to qualify as an "audit committee financial expert" as defined by the SEC and as required by NASDAQ Global Market rules. The Audit Committee met nine times in 2017.

The purpose of the Audit Committee is to assist the board in fulfilling its oversight responsibilities with respect to the following, among other things:

•	overseeing the accounting and financial reporting processes of the Company and audit of the financial statements of the Company;

•	discussing the financial statements of the Company with management and the Company’s independent auditor;

•	monitoring actions taken by the Company to comply with its internal policies as well as external accounting, legal and regulatory requirements;

•	reviewing with the independent auditor, the internal auditor and financial and accounting personnel, the accounting and financial controls of the Company;

•	reviewing disclosures regarding independence of the Company’s independent auditor; and

•	evaluating the performance of the Company’s independent auditor.

The Audit Committee is responsible for oversight of Company risks relating to accounting matters, financial reporting and legal and regulatory compliance. To satisfy these oversight responsibilities, the Audit Committee separately meets with the Company’s executive officers, internal and external counsel, independent registered public accounting firm and management. The Audit Committee also receives reports regarding issues such as the status and findings of audits being conducted by the internal auditors and the independent registered public accounting firm, the status of material litigation and accounting changes that could affect the Company’s financial statements and proposed audit adjustments, if any.

The Audit Committee has adopted a written charter, which sets forth the Audit Committee’s duties and responsibilities. The Audit Committee charter is available on our website at www.allegiancebank.com under Investor Relations/Corporate Governance/Governance Documents.

Compensation Committee

The members of the Compensation Committee are John Beckworth, David B. Moulton, William S. Nichols III, Raimundo Riojas E. and Fred Robertson, with Mr. Moulton serving as chairperson. Our board has evaluated the independence of each of the members of the Compensation Committee and has affirmatively determined that each meets the definition of an "independent director" under the applicable NASDAQ Global Market and SEC rules. The members of the Compensation Committee also satisfy the independence requirements and additional independence criteria under Rule 10C-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), qualify as "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act and "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code ("Code"). The Compensation Committee met four times in 2017. The Compensation Committee charter requires the Compensation Committee to meet at least two times each year.

The purpose of the Compensation Committee is to assist the board in fulfilling its oversight responsibilities with respect to the following, among other things:

•
reviewing and approving compensation of our executive officers including annual base salary, annual incentive bonuses, specific goals, equity compensation, employment agreements, severance and change of control arrangements, and any other benefits, compensation or arrangements;

•	reviewing and recommending compensation goals, bonus and stock compensation criteria for our employees;

•	evaluating the compensation of our directors;

•	reviewing and discussing annually with management our executive compensation disclosure required by SEC rules;

•	to the extent required, preparing the Compensation Committee report required by the SEC to be included in our annual proxy statement; and

•	administrating, reviewing and making recommendations with respect to our equity compensation plans.

The Compensation Committee has overall responsibility for approving and evaluating the Company’s compensation plans, policies and programs related to compensation of the Company’s directors, officers, senior managers and employees. After due consideration of factors set forth in the Compensation Committee’s charter, the Compensation Committee may select and appoint a compensation consultant, legal counsel or other adviser to the Compensation Committee.

The Compensation Committee has adopted a written charter, which sets forth the Compensation Committee’s duties and responsibilities. The Compensation Committee charter is available on our website at www.allegiancebank.com under Investor Relations/Corporate Governance/Governance Documents.

Corporate Governance and Nominating Committee

The members of our Corporate Governance and Nominating Committee are John Beckworth, Robert Ivany (who joined the committee in January 2018), Frances Jeter and David B. Moulton, with Mr. Beckworth serving as chairperson. Our board has evaluated the independence of each of the members of the Corporate Governance and Nominating Committee and has affirmatively determined that each of the members meets the definition of an "independent director" under the applicable NASDAQ Global Market and SEC rules. The Corporate Governance and Nominating Committee met twice in 2017. The Corporate Governance and Nominating Committee did not retain the services of any independent search firm during 2017.

The Corporate Governance and Nominating Committee has responsibility for, among other things:

•	making recommendations to the board from time to time as to changes that the Corporate Governance and Nominating Committee believes to be desirable to the size of the board or any board committee;

•	identifying individuals believed to be qualified to become members of the board and any of its committees;

•	developing and recommending to the board standards to be applied in making determinations as to the absence of material relationships between the Company and a director;

•	evaluating the independence of directors and nominees;

•	establishing procedures for the Corporate Governance and Nominating Committee to exercise oversight of the evaluation of the board and management;

•	developing and recommending to the board a set of Corporate Governance Guidelines applicable to the Company; and

•	assisting management in the preparation of the disclosure in the Company’s annual proxy statement.

Our Corporate Governance and Nominating Committee has adopted a written charter, which sets forth the Corporate Governance and Nominating Committee’s duties and responsibilities. The Corporate Governance and Nominating Committee charter is available on our website at www.allegiancebank.com under Investor Relations/Corporate Governance/Governance Documents.

Our Corporate Governance and Nominating Committee will consider shareholder recommendations for nominees, provided that such shareholder complies with the procedures described in the section titled " – Procedures to be Followed by Shareholders For Director Nominations."

Director Compensation

We and the Bank pay our respective directors, other than those directors who are employed by us or the Bank, a fee based on the directors’ participation in board and committee meetings. In 2017, each Company director who was not employed by us or the Bank received an annual retainer of $20,000, paid $5,000 quarterly, and $1,000 for each board meeting and $500 for each committee meeting, except for members of the Audit Committee, who received $1,000 per meeting, that he or she attended.

In 2016, we granted to each non-employee Company director $20,000 in restricted stock awards that vested 25% each year over four years. In 2017, the Compensation Committee recommended, and the board approved, a revision to the equity portion of our director compensation so that restricted stock is issued on the date of the annual meeting and the forfeiture restrictions lapse on the first of the month in which the next year’s annual meeting is expected to be held. In connection with this change, the non-employee directors received a grant of 168 shares of restricted stock on May 1, 2017, for which the forfeiture restrictions lapsed on January 1, 2018, for service from January through April of 2017 and a second grant of 525 shares on May 19, 2017, for which the forfeiture restrictions will lapse on April 1, 2018.

Directors who are employed by us, the Bank or both do not receive remuneration for serving as a director of the Bank or us, but are compensated in their capacity as employees.

The following table sets forth the compensation paid to each director who served on our board during 2017. The table also includes compensation earned by each director that is attributable to his or her service on the board or a committee of the Bank. For the year ended December 31, 2017, none of the non-employee directors received compensation in the form of perquisites or other personal benefits valued at $10,000 or more.

Name	Fees Earned or Paid in Cash(1)		Restricted Stock Awards(2)	Total
John Beckworth	$32,000	(a)	$26,563	$58,563
Matthew H. Hartzell	41,500	(b)	26,563	68,063
Dr. Robert Ivany(c)	11,000		14,992	25,992
Umesh (Mike) Jain	51,000	(d)	26,563	77,563
Frances H. Jeter	25,500		26,563	52,063
James J. Kearney	40,500	(e)	26,563	67,063
P. Michael Mann, M.D.	30,000		26,563	56,563
David B. Moulton	78,000	(f)	26,563	104,563
William S. Nichols, III	46,000	(g)	26,563	72,563
Thomas A. Reiser	30,500	(h)	26,563	57,063
Raimundo Riojas E.	25,500		26,563	52,063
Fred S. Robertson	43,000	(i)	26,563	69,563

(1)	The amounts shown in this column include annual retainer and meeting fees for serving on the Company's and the Bank's board of directors and any of their respective committees.
(a) Consists of $26,500 in fees paid for service to the Company and $5,500 in fees paid for service to the Bank.
(b) Consists of $24,000 in fees paid for service to the Company and $17,500 in fees paid for service to the Bank.
(c) Dr. Ivany was appointed to the board on July 28, 2017. The retainer fee and restricted stock awards shown above reflect the pro rata portion earned by Dr. Ivany for such period.

(d)	Consists of $29,000 in fees paid for service to the Company and $22,000 in fees paid for service to the Bank.
(e) Consists of $24,000 in fees paid for service to the Company and $16,500 in fees paid for service to the Bank.

(f)	Consists of $27,000 in fees paid for service to the Company and $51,000 in fees paid for service to the Bank.

(g)	Consists of $31,500 in fees paid for service to the Company and $14,500 in fees paid for service to the Bank.

(h)	Consists of $29,000 in fees paid for service to the Company and $1,500 in fees paid for service to the Bank.

(i)	Consists of $25,000 in fees paid for service to the Company and $18,000 in fees paid for service to the Bank.

(2)
Represents the aggregate grant date fair value of restricted stock awarded pursuant to the Company's 2015 Stock Awards and Incentive Plan in the fiscal year ended December 31, 2017, which was computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation - Stock Compensation (“ASC Topic 718”).

All non-employee directors have been and will continue to be reimbursed for their reasonable out-of-pocket travel expenses incurred in attending meetings of our board or any committees thereof. Directors are also entitled to the protection provided by the indemnification provisions in our certificate of formation and bylaws, as well as the articles of association and bylaws of the Bank and separate indemnification agreements between each director and the Company. Additionally, the Company maintains a directors and officers insurance policy.

CERTAIN CORPORATE GOVERNANCE MATTERS

Code of Business Conduct and Ethics

We have a Code of Business Conduct and Ethics in place that applies to all of our directors, officers and employees. The Code of Business Conduct and Ethics sets forth specific standards of conduct and ethics that we expect all of our directors, officers and employees to follow, including the Company’s Chairman of the Board and Chief Executive Officer and senior financial officers. The Code of Business Conduct and Ethics is available on our website at www.allegiancebank.com under Investor Relations/Corporate Governance/Governance Documents. Any amendments to the Code of Business Conduct and Ethics, or any waivers of requirements thereof, will be disclosed on our website within four days of such amendment or waiver.

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines to assist the board in the exercise of its fiduciary duties and responsibilities and to serve the best interests of the Company and our shareholders. The Corporate Governance Guidelines are available on our website at www.allegiancebank.com under Investor Relations/Corporate Governance/Governance Documents.

Independent Auditors

The Audit Committee has recommended, and the board appointed, Crowe Horwath LLP as our independent auditors to audit the consolidated financial statements of the Company for the 2018 fiscal year. Crowe Horwath LLP served as our independent auditors since 2014 and reported on the Company’s consolidated financial statements for the 2014-2017 fiscal years.

Fees Paid to Independent Registered Public Accounting Firm

The Audit Committee has reviewed the following audit and non-audit fees billed to the Company by Crowe Horwath LLP for 2017 and 2016 for purposes of considering whether such fees are compatible with maintaining the auditor’s independence, and concluded that such fees did not impair Crowe Horwath LLP’s independence. The policy of the Audit Committee is to pre-approve all audit and non-audit services performed by Crowe Horwath LLP before the services are performed, including all of the services described under "—Audit Fees" and "—Audit-Related Fees" below. The Audit Committee has pre-approved all of the services provided by Crowe Horwath LLP in accordance with the policies and procedures described in the section titled "—Audit Committee Pre-Approval."

	2017	2016
Audit Fees(1)	$481,010	$421,669
Audit-Related Fees(2)	20,000	—
Tax Fees	—	—
All Other Fees	3,530	—
Total Fees	$504,540	$421,669
_________

(1)
Audit fees reflect the aggregate fees billed for services related to the reviews of our quarterly reports filed on Form 10-Q, the audit of the consolidated financial statements of the Company and other SEC filings.

(2)	Audit-related fees reflect fees billed for services related to the review of our shelf registration statement on Form S-3.

Audit Committee Pre-Approval

The Audit Committee’s charter establishes a policy and related procedures regarding the Audit Committee’s authority to approve, in advance, all auditing services (which, if applicable, may include providing comfort letters in connection with securities underwritings), and non-audit services that are otherwise permitted by law (including tax services, if any) that are provided to the Company by its independent auditors (which approval is made after receiving input from the Company’s management, if desired). The Audit Committee may also delegate to one or more of its members the authority to pre-approve auditing services and non-audit services that are otherwise permitted by law, provided that each such preapproval decision is presented to the full Audit Committee at a scheduled meeting. In addition, the Audit Committee has the authority to review and, in its sole discretion, approve in advance the Company’s independent auditors’ annual engagement letter, including the proposed fees contained therein.

EXECUTIVE COMPENSATION AND OTHER MATTERS

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to, reduced disclosure obligations regarding executive compensation in our proxy statements, including the requirement to include a specific form of Compensation Discussion and Analysis, as well as exemptions from the requirement to hold a non-binding advisory vote on executive compensation and the requirement to obtain shareholder approval of any golden parachute payments not previously approved. We have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.

Our "named executive officers," which consist of our principal executive officer and the four other most highly compensated executive officers, are:

•	George Martinez, Chairman of the Board and Chief Executive Officer;

•	Steven F. Retzloff, President;

•	Ramon A. Vitulli III, Executive Vice President;

•	Paul P. Egge, Executive Vice President and Chief Financial Officer; and

•	Shanna Kuzdzal, Executive Vice President, General Counsel and Secretary.

Summary Compensation Table

The following table sets forth information regarding the compensation paid to each of our named executive officers for the fiscal years indicated. Except as set forth in the notes to the table, all cash compensation for each of our named executive officers was paid by the Bank, where Mr. Martinez serves as Chief Executive Officer; Mr. Retzoff serves as Chairman of the Board; Mr. Vitulli serves as President and Chief Operating Officer; Mr. Egge serves as Executive Vice President and Chief Financial Officer; and Ms. Kuzdzal serves as Executive Vice President, General Counsel and Secretary.

Name and Position	Year	Salary(1)	Bonus		Stock Awards(2)	All Other Compensation(3)		Total
George Martinez, Chairman of the Board and Chief Executive Officer	2017 2016 2015	$ 475,000 450,000 385,000	$ — — —		$ — — —	$ 24,779 24,919 22,825	(a)	$ 499,779 474,919 407,825

Steven F. Retzloff, President	2017 2016 2015	475,000 450,000 385,000	— — —		— — —	18,067 17,457 16,807	(b)	493,067 467,457 401,807

Ramon A. Vitulli III, Executive Vice President(4)	2017 2016	325,000 300,000	49,000 61,980		— —	24,759 22,239	(c)	398,759 384,219

Paul P. Egge, Executive Vice President and Chief Financial Officer(4)	2017	295,000	40,000		324,500	18,770	(d)	678,270

Shanna Kuzdzal, Executive Vice President, General Counsel and Secretary(4)	2017	224,222	37,500	(5)	324,520	18,599	(e)	604,841
_________

(1)	The amounts shown in this column represent salaries earned during the fiscal year shown. Ms. Kuzdzal joined the Company on February 27, 2017, and the salary shown is for the partial year’s service.

(2)
Represents the aggregate grant date fair value of restricted stock awarded pursuant to the Company's 2015 Stock Award and Incentive Plan in the fiscal year shown, which was computed in accordance with ASC Topic 718. Mr. Egge received a restricted stock award of 10,000 shares on February 1, 2017 in connection with joining the Company. Ms. Kuzdzal received a restricted stock award of 8,000 shares on May 1, 2017 in connection with joining the Company and a restricted stock award of 300 shares on February 1, 2018 as part of her bonus earned in 2017.

(3)	The amounts shown in this column represent the aggregate incremental cost to the Company of all perquisites and personal benefits provided to the named executive officers as follows:

(a)
For Mr. Martinez, the 2017 amount includes $1,200 paid for not enrolling in Company-provided medical insurance, premiums paid on a life insurance policy of $68, Company matching contributions under the 401(k) plan of $10,872 and a contribution of $12,639 under the Company’s profit sharing plan.

(b)
For Mr. Retzloff, the 2017 amount includes premiums paid on a life insurance policy of $678, Company matching contributions under the 401(k) plan of $4,750 and a contribution of $12,639 under the Company’s profit sharing plan.

(c)
For Mr. Vitulli, the 2017 amount includes club membership dues of $8,309, premiums paid on a life insurance policy of $3,211, Company matching contributions under the 401(k) plan of $600 and a contribution of $12,639 under the Company’s profit sharing plan.

(d)
For Mr. Egge, the 2017 amount includes premiums paid on a life insurance policy of $600, Company matching contributions under the 401(k) plan of $5,531 and a contribution of $12,639 under the Company’s profit sharing plan.

(e)
For Ms. Kuzdzal, the 2017 amount includes $1,000 paid for not enrolling in Company-provided medical insurance, premiums paid on a life insurance policy of $450, Company matching contributions under the 401(k) plan of $6,716 and a contribution of $10,433 under the Company’s profit sharing plan.

(4)	Mr. Vitulli was not a named executive officer of the Company in 2015. Mr. Egge and Ms. Kuzdzal were not named executive officers of the Company in 2015 or 2016.

(5)	Of the amount shown, $10,000 was paid as a sign-on bonus when Ms. Kuzdzal joined the Company.

Narrative Discussion of Summary Compensation Table

General. We compensate our named executive officers through a mix of base salary, annual bonuses, long-term equity-based incentive compensation and other benefits, which include, to a limited extent, certain perquisites. We established our existing executive compensation philosophy and practices to fit our historical status as a privately held corporation. We believe the current mix and value of these compensation elements provide our named executive officers with total annual compensation that is both reasonable and competitive within our markets, appropriately reflects our performance and the executive’s particular contributions to that performance, and takes into account applicable regulatory guidelines and requirements. Each of our named executive officers is also an officer of the Bank and has substantial responsibilities in connection with the day-to-day operations of the Bank. As a result, each named executive officer devotes a substantial majority of his or her business time to the operations of the Bank, and the compensation received is paid largely to compensate that named executive officer for services to the Bank. The board did not retain the services of a compensation consultant in 2017.

Base Salary. The base salaries of our named executive officers have been historically reviewed and set annually by the Compensation Committee as part of the Company’s performance review process as well as upon the promotion of an executive officer to a new position or other change in job responsibility. In establishing base salaries for our named executive officers, the Compensation Committee has relied on external market data obtained from outside sources, including the Independent Bankers Association of Texas and other banking industry trade groups. In addition to considering the information obtained from such sources, the Compensation Committee has considered:

•	each named executive officer’s scope of responsibility;

•	each named executive officer’s years of experience;

•	the types and amount of the elements of compensation to be paid to each named executive officer;

•
our overall financial performance and performance with respect to other aspects of our operations, such as our growth, asset quality, profitability and other matters, including the status of our relationship with the bank regulatory agencies; and

•	each named executive officer’s individual performance and contributions to our company-wide performance, including leadership, team work and community service.

Annual Bonuses. We typically pay an annual incentive bonus to our named executive officers, except for Messrs. Martinez and Retzloff, each of whom has elected not to receive a bonus. These annual incentive bonuses are generally paid in cash in January of the year following the year for which the bonus was earned, but may be paid in restricted stock at the discretion of the Compensation Committee. Annual incentive bonuses are intended to recognize and reward those named executive officers who contribute meaningfully to our performance for the year. The Compensation Committee, within its sole discretion, determines whether such bonuses will be paid for any year and the amount of any bonus paid. Although historically the Compensation Committee has not relied on any pre-established formula or specific performance measures to determine the amount of the bonuses paid, it does review external market data from outside sources in setting the amount of such bonuses. Additionally, in determining whether to pay cash bonuses to a named executive officer for a given year and the amount of any cash bonus to be paid, the Compensation Committee considers factors which include:

•	the personal performance of the executive officer and contributions to the Company’s performance for the year, including leadership, team work and community service; and

•	our financial performance, including our growth, asset quality and profitability.

Long-Term Equity-Based Incentive Compensation. We maintain a long-term equity-based incentive compensation program for our executive officers, including the named executive officers, and other key employees of the Bank, in order to attract and retain key employees and enable those persons to participate in the long-term success of the Company. Historically, we have granted both restricted stock awards and stock options to officers. Long-term equity-based awards are discretionary and not granted on a set schedule. On February 1, 2017, Mr. Egge received a restricted stock award of 10,000 shares, which will vest on a pro rata basis over four years, in connection with joining the Company. On May 1, 2017, Ms. Kuzdzal received a restricted stock award of 8,000 shares, which will vest on a pro rata basis over four years, in connection with joining the Company. No options were granted to the named executive officers during 2017.

Benefits and Perquisites. Our named executive officers are eligible to participate in the same benefit plans designed for all of our full-time employees, including health, dental, vision, disability and basic group life insurance coverage. We also provide our employees, including our named executive officers, with a 401(k) plan to assist participants in planning for retirement and securing appropriate levels of income during retirement. The purpose of our employee benefit plans is to help attract and retain quality employees, including executives, by offering benefit plans similar to those typically offered by our competitors.

401(k) and Profit Sharing Plans. Our 401(k) and profit sharing plans are designed to provide retirement benefits to all eligible full-time and part-time employees. The 401(k) plan provides employees the opportunity to save for retirement on a tax-favored basis. Our named executive officers, all of whom were eligible to participate in the 401(k) plan during 2017, may elect to participate in the 401(k) plan on the same basis as all other employees. Employees may defer from 1% to 100% of their compensation to the 401(k) plan up to the applicable IRS limit. We match 50% of an employee’s annual contribution to the 401(k) plan up to a total of 3% per annum of the employee’s eligible salary. We make our matching contributions in cash and that contribution is invested according to the employee’s current investment allocation. In 2017, we made contributions to our named executive officers’ accounts in varying amounts, depending on the contributions made by the named executive officers. Upon approval by our board, each of our named executive officers, along with all eligible employees, also received a contribution to his or her 401(k) account under our profit sharing plan in 2017. The profits were allocated based on annual salary and hours worked.

Insurance Premiums. We invest in bank-owned life insurance due to its attractive nontaxable return and protection against the loss of our key employees. Amounts included in the Summary Compensation Table represent premiums paid by us on behalf of the named executive officer.

The Company does not maintain any defined benefit plan, actuarial benefit plan or a supplemental executive retirement plan for the Company’s named executive officers or any other employees. Moreover, the Company has no plan, agreement or other arrangement with any of the Company’s named executive officers relating to the payments of any amounts upon the retirement of such named executive officer from employment with the Company or any other separation from service with the Company.

Employment Agreements with Named Executive Officers

The Company currently does not have employment agreements with any of the Company’s named executive officers, who are employees "at will." As a result, the salaries and bonuses that the Company pays to its named executive officers are approved at the discretion of the board after recommendation by the Compensation Committee, which has consulted with management on all officer salaries other than those for the Chief Executive Officer and President. The Chief Executive Officer and President are not involved in determining their own or each other’s pay. In addition, the Company has not previously maintained any "change of control," severance or noncompetition agreements with any of its named executive officers.

Outstanding Equity Awards at Fiscal Year End

The following table provides information regarding outstanding option grants and restricted stock awards held by the named executive officers as of December 31, 2017. Neither Mr. Martinez nor Mr. Retzloff had any outstanding option grants or unvested shares of restricted stock as of December 31, 2017.

		Option Awards				Restricted Stock Awards
		Number of Securities		Option	Option	Number of Shares	Market Value of
		Underlying Unexercised Options		Exercise	Expiration	of Stock That Have	Shares of Stock That
Name	Grant Date	Exercisable	Unexercisable	Price	Date	Not Vested	Have Not Vested(1)
Ramon A. Vitulli III	10/16/2008	18,000	—	$10.00	10/16/2018	—	—
	4/24/2014	7,012	2,338(2)	20.00	4/24/2024	—	—

Paul P. Egge	2/1/2017	—	—	—	—	10,000(3)	$376,500

Shanna Kuzdzal	5/1/2017	—	—	—	—	8,000(4)	301,200
_________

(1)	Based on the closing price of $37.65 per share of the Company's common stock on the NASDAQ Global Market on December 29, 2017.

(2)	These options will vest and become exercisable on April 24, 2018.

(3)	One-fourth of these shares vested on February 1, 2018 and the remaining shares will vest 2,500 shares on each of February 1, 2019, 2020 and 2021.

(4)
One-fourth of these shares will vest on each of May 1, 2018, 2019, 2020 and 2021. Does not include 300 shares of restricted stock, which will vest on a pro-rata basis over four years, granted on February 1, 2018 as a portion of Ms. Kuzdzal’s bonus for 2017.

Stock Vested

The following table contains information concerning each vesting of restricted stock during the fiscal year ended December 31, 2017 for the named executive officers. If not listed in the table below, the named executive officer did not have any shares of restricted stock vest during the fiscal year ended December 31, 2017. No named executive officer exercised options during 2017.

	Restricted Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
Ramon A. Vitulli III	176	$6,626
_________

(1)
Calculated by multiplying the closing price of the common stock on the NASDAQ Global Market on the trading day immediately prior to vesting by the number of shares of restricted stock acquired upon vesting.

2015 Stock Awards and Incentive Plan

In 2008, we adopted the 2008 Stock Awards and Incentive Plan to provide incentive compensation opportunities that are competitive with those of similar companies in order to attract, retain and motivate eligible participants by providing for both the direct award of shares and for the grant of options to purchase shares of common stock. The Stock Awards and Incentive Plan was amended and restated in 2015 and amended in 2017. Currently, the maximum number of shares of common stock that may be issued pursuant to grants or options under the Plan is 1,900,000.

Potential Payments upon Termination or Change of Control

Other than a Company severance plan under which all of our employees are eligible to receive benefits and certain awards under our equity incentive plans that provide for accelerated vesting upon a change of control or the death, disability or termination of the grantee, we do not have any agreement with, or obligations to, any of our named executive officers or other executive officers to make any payments, accelerate any equity awards or provide any other consideration to any such officer in connection with any change of control of the Company or the Bank or such an officer’s severance from employment with the Company or the Bank.

Compensation Policies and Practices and Risk Management

     We do not believe any risks arise from our compensation policies and practices for our executive officers and other employees that are reasonably likely to have a material adverse effect on our operations, results of operations or financial condition. In January 2018, our board adopted an executive compensation clawback policy applicable to all executive officers of the Company.

Compensation Committee Interlocks and Insider Participation

     None of our executive officers served as (1) a member of a compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board) of another entity, one of whose executive officers served on the Company’s Compensation Committee, (2) a director of another entity, one of whose executive officers served on the Company’s Compensation Committee or (3) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board) of another entity, one of whose executive officers served as a director of the Company. In addition, none of the members of the Compensation Committee (a) was an officer or employee of the Company or any of its subsidiaries in 2017, (b) was formerly an officer or employee of the Company or any of its subsidiaries or (c) had any relationship that required disclosure under the section titled “Certain Relationships and Related Person Transactions.” During the year ended December 31, 2017, the members of our Compensation Committee were Messrs. John Beckworth, David B. Moulton, William S. Nichols III, Raimundo Riojas E. and Fred Robertson.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

     Some of our officers, directors and principal shareholders and their affiliates are customers of the Bank. Such officers, directors and principal shareholders and their affiliates have had transactions in the ordinary course of business with the Bank, including borrowings, all of which were effected on substantially the same terms and conditions, including interest rate and collateral, as those prevailing from time to time for comparable transactions with unaffiliated persons and did not involve more than the normal risk of collectability or other unfavorable features. We expect to continue to have such transactions on similar terms and conditions with such officers, directors and shareholders and their affiliates in the future.

Transactions by us with related persons are subject to regulatory requirements and restrictions. These requirements and restrictions include Sections 23A and 23B of the Federal Reserve Act (which govern certain transactions by the Bank with its affiliates) and the Federal Reserve’s Regulation O (which governs certain loans by the Bank to its executive officers, directors, and principal shareholders). See our Annual Report on Form 10-K Item 1. Business—Regulation and Supervision—Limits on Transactions with Affiliates and Insiders. We have adopted policies to comply with these regulatory requirements and restrictions. Additionally, our Corporate Governance Guidelines provide that the board or its independent directors in an executive session must review and approve all related-party transactions.

BENEFICIAL OWNERSHIP OF THE COMPANY’S COMMON STOCK BY MANAGEMENT AND PRINCIPAL SHAREHOLDERS OF THE COMPANY

The following table sets forth certain information regarding the beneficial ownership of the Company’s common stock as of March 1, 2018, by (1) directors and named executive officers of the Company, (2) each person who is known by the Company to own beneficially 5% or more of the Company’s common stock and (3) all directors and executive officers as a group. Unless otherwise indicated, based on information furnished by such shareholders, management of the Company believes that each person has sole voting and dispositive power over the shares indicated as owned by such person.

Beneficial ownership is determined in accordance with rules of the SEC and generally includes any shares over which a person exercises sole or shared voting and/or investment power. Shares of common stock subject to options currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding the options but are not deemed outstanding for computing the percentage ownership of any other person. Except as otherwise indicated, we believe the beneficial owners of common stock listed below, based on information furnished by them, have sole voting and investment power with respect to the number of shares listed opposite their names.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned		Percentage Beneficially Owned(2)
Directors and Named Executive Officers:
John B. Beckworth	132,351	(3)	1.00%
Daryl D. Bohls	18,766	(4)	*
Paul P. Egge	9,934		*
Matthew H. Hartzell	11,427	(5)	*
Robert Ivany	403		*
Umesh (Mike) Jain	132,275		1.00%
Frances H. Jeter	7,874		*
James J. Kearney	18,707	(6)	*
Shanna Kuzdzal	8,300		*
P. Michael Mann, M.D.	210,979	(7)	1.59%
George Martinez	286,567	(8)	2.16%
David B. Moulton	22,707	(9)	*
William S. Nichols III	73,674	(10)	*
Thomas A. Reiser	164,190	(11)	1.21%
Steven F. Retzloff	300,049	(12)	2.26%
Raimundo Riojas E.	204,948	(13)	1.54%
Fred S. Robertson	62,374	(14)	*
Ramon A. Vitulli III	33,839	(15)	*
Directors and Executive Officers as a group (18 persons)	1,696,364	(16)	12.74%
Principal Shareholders:
FMR LLC	1,183,217	(17)	8.91%
_________
*    Indicates ownership which does not exceed 1.00%.

(1)	The address of each of the Company’s directors and officers is c/o Allegiance Bancshares, Inc., 8847 West Sam Houston Parkway, N., Suite 200, Houston, Texas 77040.

(2)
Percentage is based on 13,276,725 shares of the Company’s common stock issued and outstanding as of March 1, 2018 and assumes the exercise by the shareholder or group named in each row of all options for the purchase of common stock held by such shareholder or group and exercisable within 60 days.

(3)
Consists of 8,541 shares held of record by Mr. Beckworth, 57,143 shares held of record by John Beckworth & Laura H. Beckworth Ten Com and 66,667 shares held of record by the Laura Hobby Beckworth 1999 WPH Trust, of which his spouse is trustee.

(4)
Consists of 5,000 shares held of record by an IRA rollover account for the benefit of Mr. Bohls, 1,427 shares held of record by Mr. Bohls and 12,339 shares that can be acquired pursuant to the exercise of outstanding stock options.

(5)	Consists of 6,174 shares held of record by Mr. Hartzell and 5,253 shares held by an IRA account for the benefit of Mr. Hartzell.

(6)	Consists of 1,874 shares held of record by Mr. Kearney and 16,833 shares held of record by Mr. Kearney and his wife. Mr. Kearney has pledged 20,166 shares as security for indebtedness.

(7)
Consists of 33,352 shares of record by Dr. Mann, 9,400 shares held of record by an IRA for the benefit of Dr. Mann, 37,500 shares held of record by White House Realty, LLC, of which Dr. Mann is President and 130,727 shares held of record by MCRP Interests Ltd., of which Dr. Mann is President. Dr. Mann has pledged 170,000 shares as security for indebtedness.

(8)
Consists of 285,567 shares held of record by Martinez 2007 Family Partnership Ltd., of which Mr. Martinez is a limited partner and 1,000 shares held of record by Mr. Martinez. Mr. Martinez has pledged 120,167 shares as security for indebtedness.

(9)	Consists of 9,374 shares held of record by Mr. Moulton and 13,333 shares held of record by an IRA for the benefit of Mr. Moulton.

(10)
Consists of 1,874 shares held of record by Mr. Nichols, 55,800 shares held of record by Nichols Realty Investments I, LTD., of which Mr. Nichols is the President of the managing partner, Nichols GP Investment, Inc., and 16,000 shares held of record by Nichols Rising Star Partners II, LTD., of which Mr. Nichols is the President of the managing partner, Nichols GP Investment, Inc.

(11)
Consists of 4,078 shares held of record by Mr. Reiser, 23,000 shares held of record by an IRA for the benefit of Mr. Reiser and 134,112 held of record by Fenchurch Investments, LLC, of which Mr. Reiser is the sole member.

(12)
Consists of 21,500 shares held of record by Mr. Retzloff and his wife, 266,667 shares held of record by Retzloff Holdings, LTD., of which Mr. Retzloff is a limited partner, 8,882 shares held of record by SF Retzloff Family Limited Partnership, LTD., of which Mr. Retzloff is a limited partner and 3,000 shares of record by Retzloff Industries, Inc. of which Mr. Retzloff is the President.

(13)	Consists of 1,874 shares held of record by Mr. Riojas and 203,074 shares held of record by Glencox Investments, Inc., of which Mr. Riojas is President.

(14)
Consists of 1,116 shares held of record by Mr. Robertson, 2,500 shares held of record by an IRA for the benefit of Mr. Robertson and 58,758 shares held of record by The Robertson Family Trust, of which Mr. Robertson is the trustee.

(15)	Consists of 6,489 shares held of record by an IRA account for the benefit of Mr. Vitulli and 27,350 shares that can be acquired pursuant to the exercise of outstanding stock options.

(16)	Includes 39,689 shares that can be acquired pursuant to outstanding stock options that are exercisable within 60 days.

(17)
The information concerning FMR LLC is based solely on information contained in its Schedule 13G/A filed with the SEC on February 13, 2018. FMR LLC’s principal business address is 245 Summer Street, Boston, Massachusetts 02210.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, requires our directors and executive officers and persons who own more than 10% of our outstanding shares of common stock to file reports of ownership and changes in ownership of our equity securities, including shares of the Company’s common stock with the SEC. Such persons are required by the SEC’s regulations to furnish us with copies of all reports they file pursuant to Section 16.

Based solely on our review of the copies of such reports we received with respect to fiscal year 2017, we believe that all filing requirements applicable to our directors, executive officers and persons who own more than 10% of a registered class of our equity securities have been timely complied with in accordance with Section 16(a) of the Exchange Act, except for the following: P. Michael Mann, M.D. twice failed to timely file a Form 4 in respect of two sale transactions occurring on November 29 and one sale transaction occurring on December 4, 2017, and Robert Neyland, who is no longer subject to the Section 16 reporting requirements, failed to timely file one Form 4 in respect of an option exercise and sale of stock occurring on February 7, 2017. In each case, the late filing was inadvertent and has been corrected.

AUDIT COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act or the Exchange Act that might incorporate this proxy statement or future filings with the SEC, in whole or in part, the following report of the Audit Committee shall not be deemed to be incorporated by reference into any such filing.
In accordance with its written charter adopted by our board, the Company’s Audit Committee assists the board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The board has determined that each Audit Committee member is independent in accordance with the listing standards of the NASDAQ Global Market and in Section 10A of the Exchange Act and that each of William S. Nichols III and Umesh (Mike) Jain has the requisite attributes of an "audit committee financial expert" as defined by the rules and regulations of the SEC.

The Audit Committee reviewed and discussed the Company’s audited consolidated financial statements with management, which has primary responsibility for the financial statements, and with the Company’s independent registered public accounting firm, Crowe Horwath LLP, which is responsible for expressing an opinion on whether such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016 and the results of the Company’s operations and the Company’s cash flows for each of the three years in the period ended December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

The Audit Committee met regularly with Crowe Horwath LLP and the Company’s internal audit staff, with and without management present, to discuss the results of their audits, management’s assessment of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting. The Audit Committee also reviewed Crowe Horwath LLP’s Report of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K related to its respective audit of the Company’s consolidated financial statements.

The Audit Committee discussed with Crowe Horwath LLP the matters that are required to be discussed by PCAOB Auditing Standard No. 16 (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board. The Audit Committee also discussed with internal audit and management any significant matters as a result of the internal audit work.

The Audit Committee has received the written disclosures and the letter from Crowe Horwath LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Crowe Horwath LLP’s communications with the Audit Committee concerning independence, and has discussed with Crowe Horwath LLP its independence. The Audit Committee has concluded that Crowe Horwath LLP has not provided any prohibited non-audit services to the Company and its affiliates, which is compatible with maintaining Crowe Horwath LLP’s independence.

Based on the above-mentioned review and discussions with management and Crowe Horwath LLP, the Audit Committee recommended to the board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2017, for filing with the SEC. The Audit Committee also recommended the reappointment, subject to shareholder ratification, of Crowe Horwath LLP and our board concurred in such recommendation.
The Audit Committee of the Board of Directors

William S. Nichols III (Chairman)
Umesh (Mike) Jain
P. Michael Mann, M.D.
Thomas A. Reiser

PROPOSAL 2. RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Pursuant to the recommendation of the Audit Committee, the board has appointed Crowe Horwath LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2018. The board is seeking ratification of the appointment of Crowe Horwath LLP for the 2018 fiscal year. Shareholder ratification of the selection of Crowe Horwath LLP as our independent registered public accounting firm for the 2018 fiscal year is not required by our bylaws, state law or otherwise. However, the board is submitting the selection of Crowe Horwath LLP to our shareholders for ratification as a matter of good corporate governance. If the shareholders fail to ratify the selection, the Audit Committee will consider this information when determining whether to retain Crowe Horwath LLP for future services.

At the annual meeting, shareholders will be asked to consider and act upon a proposal to ratify the appointment of Crowe Horwath LLP. Assuming a quorum is present, the ratification of such appointment will require the affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote and present in person or represented by proxy at the annual meeting. Representatives of Crowe Horwath LLP are expected to be in attendance at the annual meeting and will be afforded the opportunity to make a statement. The representatives will also be available to respond to questions.

THE BOARD RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT
OF CROWE HORWATH LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM FOR FISCAL YEAR 2018.

DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS FOR 2019 ANNUAL MEETING

If a shareholder desires to submit a shareholder proposal pursuant to Rule 14a-8 under the Exchange Act for inclusion in the proxy statement for the 2018 annual meeting of shareholders, such proposal and supporting statements, if any, must be received by us at the Company’s principal executive office no later than November 15, 2018. Any such proposal must comply with the requirements of Rule 14a-8.

In addition, our bylaws provide that only such business which is properly brought before a shareholder meeting will be conducted.  For business to be properly brought before a meeting or nominations of persons for election to the board to be properly made at a meeting by a shareholder, notice must be received by the Secretary of the Company at the address below not less than one hundred twenty days in advance of the first anniversary of the date of the Company's notice to shareholders in connection with the previous year's annual meeting of shareholders; provided, however, that if no annual meeting was held in the previous year or the date of the annual meeting of shareholders has been changed by more than thirty days from the date contemplated at the time of the previous year’s proxy statement, the notice must be received by the Company at least eighty days prior to the date the Company intends to distribute its notice with respect to such meeting. All notices to us must also provide certain information set forth in the Company’s bylaws. A copy of the Company’s bylaws may be obtained upon written request to the Secretary of the Company.

Shareholder proposals and nominations should be submitted to the Secretary of the Company and the Corporate Governance and Nominating Committee, respectively, at Allegiance Bancshares, Inc., 8847 West Sam Houston Parkway, N., Houston, Texas 77040.

ANNUAL REPORT ON FORM 10-K

We will furnish, without charge, a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, as filed with the SEC, to any shareholder upon written request to Allegiance Bancshares, Inc., 8847 West Sam Houston Parkway, N., Suite 200, Houston, Texas 77040.

Our Annual Report on Form 10-K, including consolidated financial statements and related notes, for the fiscal year ended December 31, 2017, as filed with the SEC, accompanies but does not constitute part of this proxy statement.

OTHER MATTERS

The board does not intend to bring any other matter before the annual meeting and does not know of any other matters that are to be presented for action at the annual meeting. However, if any other matter does properly come before the annual meeting or any adjournment or postponement thereof, the proxies will be voted in accordance with the discretion of the person or persons voting the proxies.

You are cordially invited to attend the annual meeting. Regardless of whether you plan to attend the annual meeting, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope at your earliest convenience.

By Order of the Board of Directors,

George Martinez
Chairman of the Board and Chief Executive Officer
Houston, Texas
March 15, 2018

AllegianceBancshares, Inc.

IMPORTANT ANNUAL MEETING INFORMATION

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1. Election of Directors:

Nominee	For	Withhold
01 - Robert Ivany (Class II)	☐	☐
02 - William S. Nichols III (Class III)	☐	☐
03 - Steven F. Retzloff (Class III)	☐	☐
04 - Raimundo Riojas E. (Class III)	☐	☐
05 - Fred S. Robertson (Class III)	☐	☐
06 - Ramon A. Vitulli III (Class III)	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X 3 6 6 3 4 5 2

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▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

AllegianceBancshares, Inc.

Proxy – Allegiance Bancshares, Inc.

Notice of 2018 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting – April 27, 2018

George Martinez and Steve Retzloff, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Allegiance Bancshares, Inc. to be held on April 27, 2018 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as indicated by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of all nominees for director named herein and FOR the ratification of the appointment of Crowe Horwath LLP as the independent registered public accounting firm.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)

Allegiance Bancshares, Inc.

C 1234567890

IMPORTANT ANNUAL MEETING INFORMATION

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ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
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Vote by Internet

- Go to **www.envisionreports.com/ABTX**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Shareholder Meeting Notice

1234 5678 9012 345

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders' meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at:

www.envisionreports.com/ABTX

Easy Online Access — A Convenient Way to View Proxy Materials and Vote

When you go online to view materials, you can also vote your shares.

Step 1: Go to **www.envisionreports.com/ABTX** to view the materials.

Step 2: Click on **Cast Your Vote or Request Materials**.

Step 3: Follow the instructions on the screen to log in.

Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before April 17, 2018 to facilitate timely delivery.

2 N O T   C O Y

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Shareholder Meeting Notice

Proposals to be voted on at the meeting are listed below along with the Board of Directors' recommendations.

The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Here's how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

→ **Internet** – Go to **www.envisionreports.com/ABTX**. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

→ **Telephone** – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

→ **Email** – Send email to investorvote@computershare.com with "Proxy Materials Allegiance Bancshares, Inc." in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by April 17, 2018.

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